UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2016

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 13, 2016, Champion’s Oncology, Inc. (the “Company”) held its Annual Meeting of the Stockholders (the “Annual Meeting”). The following matters were submitted to a vote of the stockholders at the Annual Meeting and the voting results were as follows, there being no broker non-votes for any matter:

1. Election of Directors. The seven director nominees named in the Company's 2016 proxy statement were elected to serve for a one-year term expiring at the 2017 Annual Meeting of the Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Withheld
Joel Ackerman	5,563,127	10,756
Daniel Mendelson	5,560,357	13,526
Ronnie Morris, M.D.	5,563,127	10,756
Abba David Poliakoff	4,727,024	846,859
David Sidransky	4,729,791	844,092
Philip Breitfeld	5,563,127	10,756
Scott R. Tobin	5,570,357	3,526

2. Ratification of Appointment of Independent Registered Accounting Firm. The appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017, was ratified as follows:

Votes For	Votes Against	Abstain
5,573,228	624	31

3. Advisory Vote of the Compensation of the Company’s Named Executive Officers. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Company's 2016 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain
5,558,299	15,281	303

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: October 14, 2016	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer